Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

TO: New Cardio, Inc.

As independent registered certified public accountants, we hereby consent to the inclusion in this Registration Statement on Form S-1 Amendment 5 , of our report dually dated April 3, 2008 and July 22, 2008 relating to the financial statements of New Cardio, Inc. and to the reference to our Firm under the caption “Experts” appearing in the Prospectus.

/s/ RBSM LLP

New York, New York
August 8, 2008